2000 Westchester Avenue, Purchase, New York 10577 •?(914) 701-8400 FOR IMMEDIATE RELEASE Contacts: Dan Loh (Investors) –?(914) 701-8200 Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports First-Quarter 2014 Results

•	Adjusted Net Income of $11.3 Million, $0.45 per Share

•	Reported Net Income of $7.9 Million, $0.32 per Share

•	Full-Year Earnings Outlook Maintained

PURCHASE, N.Y., May 1, 2014 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW), a leading global provider of outsourced aircraft and aviation operating services, today announced adjusted net income attributable to common stockholders of $11.3 million, or $0.45 per diluted share, for the three months ended March 31, 2014, compared with $5.9 million, or $0.22 per diluted share, for the three months ended March 31, 2013.

On a reported basis, net income attributable to common stockholders in the first quarter of 2014 totaled $7.9 million, or $0.32 per diluted share, compared with $20.1 million, or $0.76 per diluted share, in the year-ago quarter.

Adjusted earnings in the first quarter of 2014 exclude a special charge of $3.4 million after tax, or $0.13 per diluted share, mainly related to the company’s U.K. affiliate, Global Supply Systems Limited. Adjusted earnings in the first quarter of 2013 exclude an income tax benefit of $14.2 million, or $0.54 per diluted share, related to the tax treatment of extraterritorial income.

“2014 is off to a good start, led by the initiatives we’ve undertaken to diversify our business mix, expand our aircraft and service offerings, develop new customers and position Atlas to take advantage of market opportunities,” said William J. Flynn, President and Chief Executive Officer.

“Within our ACMI segment, results benefited from an increase in the number of new 747-8 freighters in operation as well as an increase in flying for our CMI customers. In Dry Leasing, the investments we’ve made since early 2013 in attractive, modern 777 freighters on long-term leases with strong customers drove a significant increase in contribution from sources with highly predictable revenue and earnings streams.

“In addition, the expansion of our 767 aircraft service solutions and our growth into passenger charter operations supported the improvement in our results despite a seasonally soft contribution in Commercial Charter and the continued reduction in AMC Charter cargo volumes.

“Reflecting our global market leadership in outsourced aircraft assets and services, we have developed several new strategic customer relationships since the first quarter of 2013 that have enhanced the resilience of our business model.

“In ACMI, these include Astral Aviation, BST Logistics and Chapman Freeborn. We’ve also expanded with Etihad Airways, introduced new 767 cargo CMI service for DHL Express, and added VIP 767 passenger CMI service for MLW Air. And in Dry Leasing, we now provide 777Fs to Aerologic, Emirates Airlines and TNT Transport International.”

Separately, the company today announced the placement of two 747-8 freighters in ACMI service for DHL Express. The state-of-the-art aircraft will provide additional revenue cargo volume for DHL’s transpacific network growth. They replace two 747-400 freighters currently in service for DHL that will enter immediate revenue service for Atlas.

First-Quarter Results

Increased revenues and profitability in our ACMI business during the first quarter were driven by our new 747-8Fs, with an average of 1.7 additional -8F aircraft in service compared with the first quarter of 2013; higher rates per block hour for our -8Fs; and the continued ramp up and expansion of our asset-light CMI service. These results were partly offset by the redeployment of 747-400 aircraft into Commercial Charter and an increase in maintenance expense.

In Dry Leasing, revenue and profitability grew following the acquisition of six 777F aircraft since March 2013. Each of our aircraft was acquired with a long-term customer lease already in place.

In AMC Charter, lower cargo demand led to a decline in segment revenues and contribution. Segment results in Commercial Charter reflected the seasonal nature of this business, the deployment of additional aircraft into the segment and an increase in flying to more expensive locations, partially offset by an increase in block-hour volumes.

Reported earnings for the first quarter of 2014 included an effective income tax rate of 38.7%, reflecting losses associated with Global Supply Systems Limited for which we have recognized a limited tax benefit. Reported earnings for the first quarter of 2013 reflected an effective income tax rate benefit of 97.4%, driven by a federal income tax benefit related to the treatment of extraterritorial income from the offshore leasing of certain of our aircraft.

Cash and Short-Term Investments

At March 31, 2014, our cash, cash equivalents, short-term investments and restricted cash totaled $301.8 million, compared with $339.2 million at December 31, 2013.

The change in position reflected cash provided by operating and financing activities offset by cash used for investing activities.

Net cash used for investing activities during the first quarter of 2014 primarily related to the purchase of three 777F aircraft for our Dry Leasing business.

Net cash provided by financing activities primarily reflected proceeds from the issuance of debt in connection with the acquisitions of these aircraft. Those proceeds were partially offset by payments on debt obligations and debt issuance costs.

Outlook

We are encouraged by our first-quarter performance and the positive direction of market trends so far in 2014, but we are maintaining our earnings outlook for the full year.

Airfreight volumes are improving, and recent forecasts suggest that airfreight demand will grow by a few percentage points in 2014 – the first real growth after three essentially flat years. Forecast airfreight yields continue to lag behind, however.

With still limited visibility into second-half airfreight market demand and yields, we continue to expect results in 2014 to approximate 2013, excluding an expected decline in our AMC Charter operations as we have previously discussed.

On a per share basis, earnings in the second quarter of this year should be similar to or slightly higher than our adjusted first-quarter earnings. As the majority of our earnings are typically generated in the second half of the year, we expect to update our expectations as the year progresses.

For the full year, we expect total block hours to be a few percentage points lower than 2013 block hours, with more than 70% in ACMI, less than 10% in AMC Charter, and the balance in Commercial Charter. Our Dry Leasing segment should show dramatic growth, with a contribution run rate in subsequent quarters that should be similar to the first quarter of 2014. Aircraft maintenance expense in 2014 should total approximately $175 to $180 million, and depreciation should be approximately $115 to $120 million. In addition, we anticipate an effective income tax rate of approximately 30%.

We remain confident in the resilience of our business model and our ability to leverage the scale and efficiencies in our operations. The business initiatives we have undertaken and the investments we have made have transformed the company to deliver meaningful earnings in any environment.

Should 2014 be the inflection point when growth returns to commercial airfreight and yields improve, our business initiatives and the investments we have made have positioned Atlas to be one of the prime beneficiaries.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s first-quarter 2014 financial and operating results at 11:00 a.m. Eastern Time on Thursday, May 1, 2014.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information”, click on “Presentations” and on the link to the first-quarter call) or at the following Web address:

http://www.media-server.com/m/p/uf73d4zh

For those unable to listen to the live call, a replay will be available on the above Web sites following the call. A replay will also be available through May 8 by dialing (855) 859-2056 (domestic) and (404) 537-3406 (international) and using Access Code 30376008#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted Net Income Attributable to Common Stockholders; Adjusted Diluted EPS; and Free Cash Flow, which exclude certain items. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Leasing (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, Atlas Air Worldwide operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating services that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and scheduled air cargo service; military cargo and passenger charters; commercial cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2014 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2014	—	March 31, 2013

Operating Revenue
ACMI	$198,141		$181,170
AMC Charter	62,874		98,037
Commercial Charter	114,499		91,100
Dry Leasing	24,676		3,747
Other	3,173		3,282

Total Operating Revenue	$403,363		$377,336

Operating Expenses
Aircraft fuel	81,744		93,358
Salaries, wages and benefits	72,855		72,531
Maintenance, materials and repairs	59,046		58,369
Aircraft rent	35,410		38,494
Depreciation and amortization	28,155		17,808
Navigation fees, landing fees and other rent	27,126		15,626
Passenger and ground handling services	19,371		16,772
Travel	17,282		15,179
Special charge	8,029		-
Gain on disposal of aircraft	-		(23)
Other	26,215		26,625

Total Operating Expenses	375,233		354,739

Operating Income	28,130		22,597

Non-operating Expenses / (Income)
Interest income	(4,727)		(5,176)
Interest expense	26,452		18,440
Capitalized interest	(312)		(1,402)
Other (income) expense, net	152		552

Total Non-operating Expense	21,565		12,414

Income before income taxes	6,565		10,183
Income tax expense (benefit)	2,539		(9,920)

Net Income	4,026		20,103
Less: Net income (loss) attributable
to noncontrolling interests	(3,918)		25

Net Income Attributable
to Common Stockholders	$7,944		$20,078

Earnings per share:
Basic	$0.32		$0.76

Diluted	$0.32		$0.76

Weighted average shares:
Basic	25,096		26,330

Diluted	25,151		26,439

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		March 31, 2014	December 31, 2013
Assets
Current Assets
Cash and cash equivalents		$279,652	$321,816
Short-term investments		9,572	10,904
Restricted cash		12,537	6,491
Accounts receivable, net of allowance of $1,327 and $1,402, respectively		147,299	132,159
Prepaid maintenance		25,698	31,620
Deferred taxes		28,600	54,001
Prepaid expenses and other current assets		36,317	36,962

Total current assets		539,675	593,953
Property and Equipment
Flight equipment		3,452,605	2,969,379
Ground equipment		48,198	46,951
	Less: accumulated depreciation	(280,965)	(256,685)
Purchase deposits for flight equipment		43,577	69,320

Property and equipment, net		3,263,415	2,828,965
Other Assets
Long-term investments and accrued interest		130,430	130,267
Deposits and other assets		133,326	131,216
Intangible assets, net		74,251	33,858

Total Assets		$4,141,097	$3,718,259

Liabilities and Equity
Current Liabilities
Accounts payable		$49,724	$65,367
Accrued liabilities		231,412	194,292
Current portion of long-term debt[1,2]		195,092	157,486

Total current liabilities		476,228	417,145
Other Liabilities
Long-term debt[1,2]		1,923,694	1,539,139
Deferred taxes		349,448	371,655
Other liabilities		66,720	68,195

Total other liabilities		2,339,862	1,978,989
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	¯	¯
	Common stock, $0.01 par value; 50,000,000 shares authorized; 28,395,768 and
	28,200,213 shares issued, 25,159,601 and 25,038,629, shares outstanding
	(net of treasury stock), as of March 31, 2014 and December 31, 2013, respectively	284	282
Additional paid-in-capital		562,404	561,481
Treasury stock, at cost: 3,236,167 and 3,161,584 shares, respectively		(128,246)	(125,826)
Accumulated other comprehensive loss		(10,407)	(10,677)
Retained earnings		900,457	892,513

Total stockholders’ equity		1,324,492	1,317,773
Noncontrolling interest		515	4,352

Total equity		1,325,007	1,322,125

Total Liabilities and Equity		$4,141,097	$3,718,259

1 Balance sheet debt at March 31, 2014 totaled $2,118.8 million, including the impact of $40.1 million of unamortized discount.

2 The face value of our debt at March 31, 2014 totaled $2,158.9 million, compared with $1,738.0 million on December 31, 2013.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

		For the Three Months Ended
		March 31, 2014	March 31, 2013
Operating Activities:
Net Income Attributable to Common Stockholders		$7,944		$20,078
Net income (loss) attributable to noncontrolling interests		(3,918)		25

Net Income		4,026		20,103
Adjustments to reconcile Net Income
	to net cash provided by operating activities:
	Depreciation and amortization	32,401		21,063
	Accretion of debt securities discount	(2,073)		(2,327)
	Provision for allowance for doubtful accounts	83		(67)
	Special charge	8,029		¯
	Gain on disposal of aircraft	¯		(23)
	Deferred taxes	2,554		(9,848)
	Stock-based compensation expense	1,907		3,644
Changes in:
	Accounts receivable	(14,585)		(6,584)
	Prepaid expenses and other current assets	7,050		7,227
	Deposits and other assets	6,724		815
	Accounts payable and accrued liabilities	(672)		20,386

Net cash provided by operating activities		45,444		54,389
Investing Activities:
	Capital expenditures	(4,095)		(10,548)
	Purchase deposits and delivery payments for flight equipment	(478,739)		(235,492)
	Changes in restricted cash	(6,046)		¯
	Proceeds from short-term investments	783		2,426
	Proceeds from insurance	¯		9,109
	Proceeds from disposal of aircraft	¯		400

Net cash used for investing activities		(488,097)		(234,105)
Financing Activities:
	Proceeds from debt issuance	572,552		224,848
	Prepayment of accelerated share repurchase	¯		(30,000)
	Purchase of treasury stock	(2,420)		(24,233)
	Excess tax benefit from stock-based compensation expense	(982)		581
	Payment of debt issuance costs	(16,974)		(357)
	Payments of debt	(151,687)		(70,575)

Net cash provided by financing activities		400,489		100,264
Net decrease in cash and cash equivalents		(42,164)		(79,452)
Cash and cash equivalents at the beginning of period		321,816		409,763

Cash and cash equivalents at the end of period		$279,652		$330,311

Non-cash Investing and Financing Activities:
Acquisition of flight and ground equipment included in accounts payable and
accrued liabilities		$41,581	$	¯

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Operating Revenue:
ACMI	$198,141	$181,170
AMC Charter	62,874	98,037
Commercial Charter	114,499	91,100
Dry Leasing	24,676	3,747
Other	3,173	3,282

Total Operating Revenue	$ 403,363	$ 377,336

Direct Contribution:
ACMI	$45,198	$39,944
AMC Charter	9,468	12,737
Commercial Charter	(12,245)	(8,685)
Dry Leasing	8,171	1,176
Total Direct Contribution for Reportable Segments	50,592	45,172

Add back (subtract):
Unallocated income and expenses	(35,998)	(35,012)
Special charge	(8,029)	¯
Gain on sale of aircraft	¯	23

Income before Income Taxes	6,565	10,183

Add back (subtract):
Interest income	(4,727)	(5,176)
Interest expense	26,452	18,440
Capitalized interest	(312)	(1,402)
Other (income) expense, net	152	552

Operating Income	$28,130	$22,597

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, AMC Charter, Commercial Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by senior management.

Direct Contribution consists of income (loss) before taxes, excluding special charges, nonrecurring items, gains on the sale of aircraft, and unallocated fixed costs.

Direct costs include crew costs, maintenance costs, fuel, ground operations, sales costs, aircraft rent, interest expense related to aircraft debt and aircraft depreciation.

Unallocated income and expenses include corporate overhead, non-aircraft depreciation, interest income, foreign exchange gains and losses, other revenue and other non-operating costs, including one-time items.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
		—	March 31, 2014	March 31, 2013	Percent Change

Net Income Attributable to Common Stockholders	$		7,944	$20,078	(60.4%)
After-tax impact from:
ETI tax benefit			—	(14,160)
Special charge[1]			3,382	—
Loss (gain) on disposal of aircraft			—	(15)

Adjusted Net Income Attributable to Common Stockholders	$		11,326	$5,903	91.9%

Diluted EPS	$		0.32	$0.76	(57.9%)
After-tax impact from:
ETI tax benefit			—	(0.54)
Special charge[1]			0.13	-
Loss (gain) on disposal of aircraft			—	(0.00)

Adjusted Diluted EPS	$		0.45	$0.22	104.5%

[1]	Included in Special charge in 2014 were GSS employee termination benefits, a GSS loan reserve and an adjustment to lease - termination costs for two 747-400BCFs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2014	March 31, 2013

Net Cash Provided by Operating Activities	$45,444	$54,389
Less:
Capital expenditures	4,095	10,548
Capitalized interest	312	1,402

Free Cash Flow[1]	$41,037	$42,439

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

		For the Three Months Ended
	March 31, 2014		March 31, 2013

Income before income taxes	$	6,565	$10,183
Special charge[1]		8,029	—
Gain on disposal of aircraft		—	(23)

Adjusted pretax income		14,594	10,160
Interest expense, net		21,413	11,862
Other non-operating expenses		152	552

Adjusted operating income		36,159	22,574
Depreciation and amortization		28,155	17,808

EBITDA, as adjusted[2]		64,314	40,382
Aircraft rent		35,410	38,494

EBITDAR, as adjusted[3]	$	99,724	$78,876

[1]	Included in Special charge in 2014 were GSS employee termination benefits, a GSS loan reserve and an adjustment to lease — termination costs for two 747-400BCFs.

[2]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, special charge, and gains on disposal of — aircraft, as applicable.

[3]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, special charge, and — gains on disposal of aircraft, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

			For the Three Months Ended
			March 31,		Increase/
			2014	2013	Decrease
Block Hours
	ACMI		28,008	28,089	(81)
	AMC Charter
	Cargo		434	1,874	(1,440)
	Passenger		2,534	2,561	(27)
	Commercial Charter		5,661	4,719	942
	Nonrevenue		236	190	46

	Total Block Hours		36,873	37,433	(560)

Revenue Per Block Hour
	ACMI		$7,074	$6,450	$624
	AMC Charter		21,184	22,105	(921)
	Cargo		21,440	23,334	(1,894)
	Passenger		21,140	21,206	(66)
	Commercial Charter		20,226	19,305	921
Average Utilization (block hours per day)
	ACMI[1]		9.3	10.5	(1.2)
	AMC Charter
	Cargo		8.0	6.9	1.1
	Passenger		6.1	7.1	(1.0)
	Commercial Charter		7.6	7.1	0.5

	All Operating Aircraft[1,2]		8.8	9.4	(0.6)
Fuel
	AMC
		Average fuel cost per gallon	$3.33	$3.63	$(0.30)
		Fuel gallons consumed (000s)	6,833	11,418	(4,585)
	Commercial Charter
		Average fuel cost per gallon	$3.19	$3.32	$(0.13)
		Fuel gallons consumed (000s)	18,496	15,627	2,869
	1 ACMI and All Operating Aircraft averages in the first quarter of 2014 reflect the impact of
	increases in the number of CMI aircraft and amount of CMI flying compared with the first quarter of 2013.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to
	block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended
	March 31,		Increase/
	2014	2013	Decrease
Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8 Cargo	8.7	7.0	1.7
747-400 Cargo	12.5	13.1	(0.6)
747-400 LCF	3.1	1.6	1.5
767-300 Cargo	2.0	1.4	0.6
767-200 Cargo	5.0	5.0	—
747-400 Passenger	1.0	1.0	—
767-200 Passenger	1.0	—	1.0
767-300 Passenger	—	0.7	(0.7)
Total	33.3	29.8	3.5
AMC Charter
747-400 Cargo	0.6	3.0	(2.4)
747-400 Passenger	1.8	1.9	(0.1)
767-300 Passenger	2.8	2.1	0.7

Total	5.2	7.0	(1.8)
Commercial Charter
747-8F Cargo	0.2	—	0.2
747-400 Cargo	7.7	7.2	0.5
747-400 Passenger	0.2	0.1	0.1
767-300 Passenger	0.2	0.1	0.1

Total	8.3	7.4	0.9
Dry Leasing
777-200 Cargo	5.8	0.3	5.5
757-200 Cargo	1.0	1.0	—
737-300 Cargo	1.0	1.0	—
737-800 Passenger	2.0	2.0	—

Total	9.8	4.3	5.5

Total Operating Aircraft	56.6	48.5	8.1

Out of Service[2]	1.0	0.5	0.5
[1] ACMI average fleet excludes spare aircraft provided by CMI customers.
[2] Out-of-service aircraft were temporarily parked during the period and are completely unencumbered. Permanently parked aircraft, all of which are also completely unencumbered, are not included in the operating statistics above.